As filed with the Securities and Exchange Commission on August 29, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Revance Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0551645
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7555 Gateway Boulevard Newark, California 94560	94560
(Address of Principal Executive Offices)	(Zip Code)

REVANCE THERAPEUTICS, INC. 2014 INDUCEMENT PLAN

(Full title of the plan)

L. Daniel Browne

President and Chief Executive Officer

Revance Therapeutics, Inc.

7555 Gateway Boulevard

Newark, California 94560

(Name and address of agent for service)

(510) 742-3400

(Telephone number, including area code, of agent for service)

Copies to:

Gordon K. Ho

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	325,000 shares	$22.72	$7,384,000	$952

(1)	This Registration Statement covers up to 325,000 shares of common stock, par value $0.001 per share (the “Common Stock”), issuable under the Revance Therapeutics, Inc. 2014 Inducement Plan (the “Inducement Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares which may be offered or issued to prevent dilution resulting from any stock dividend, stock split, recapitalization or similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act. The fee is based on the average of the high $23.16 and low $22.28 sales prices of the Registrant’s Common Stock on August 25, 2014, as reported on the Nasdaq Global Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering 325,000 shares of Common Stock of Revance Therapeutics, Inc., a Delaware corporation (the “Registrant”), that may be offered or issued under the 2014 Inducement Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information. *

Item 2.	Registrant Information and Employee Plan Annual Plan Information. *

Upon written or oral request, the Registrant will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Registrant will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428 under the Securities Act. Requests for the above-referenced information should be directed to Revance Therapeutics, Inc., 7555 Gateway Boulevard, Newark, California 94560, Attention: Secretary, telephone number (510) 742-3400.

*	Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act is not required to be filed with the Securities and Exchange Commission (the “SEC”) and is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the explanatory note to Part I of Form S-8. Such information will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the SEC (File No. 001-36297) are incorporated by reference into this Registration Statement:

1. The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 28, 2014;

2. The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 14, 2014;

3. The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the SEC on August 13, 2014;

4. The Registrant’s Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01 thereof), filed with the SEC on February 11, 2014, February 24, 2014, March 4, 2014, March 5, 2014, March 21, 2014, and August 29, 2014; and

5. The description of the Registrant’s Common Stock in its Registration Statement on Form 8-A filed with the SEC on February 4, 2014 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such reports and documents.

Any statement contained in a report or document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed report or document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Registrant’s Amended and Restated Certificate of Incorporation provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and its Amended and Restated Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with its directors and officers whereby it has agreed to indemnify its directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Registrant, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the Registrant’s best interests. At present, there is no pending litigation or proceeding involving the Registrant’s director or officer in connection with which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

The foregoing summaries are subject to the complete text of the Delaware General Corporation Law, the Registrant’s Amended and Restated Certificate of Incorporation, the Registrant’s Amended and Restated Bylaws and the other arrangements referred to above and are qualified in their entirety by reference thereto.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation

4.2(2)	Amended and Restated Bylaws

4.3(3)	Amended and Restated Investor Rights Agreement, effective as of February 5, 2014, among Revance Therapeutics, Inc. and certain of its stockholders

4.4(4)	Specimen Stock Certificate

5.1	Opinion of Cooley LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1 to this Registration Statement

Exhibit Number	Description

24.1	Power of Attorney. Reference is made to the signature page of this Registration Statement

99.1(5)	Revance Therapeutics, Inc. 2014 Inducement Plan

99.2(6)	Form of Stock Option Agreement and Grant Notice under Revance Therapeutics, Inc. 2014 Inducement Plan

99.2(7)	Form of Restricted Stock Agreement and Grant Notice under Revance Therapeutics, Inc. 2014 Inducement Plan

(1)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36297), filed with the SEC on February 11, 2014, and incorporated by reference herein.
(2)	Filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193154), filed with the SEC on December 31, 2013, and incorporated by reference herein.
(3)	Filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193154), filed with the SEC on January 27, 2014, and incorporated by reference herein.
(4)	Filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193154), filed with the SEC on February 3, 2014, and incorporated by reference herein.
(5)	Filed as Exhibit 10.37 to the Registrant’s Current Report on Form 8-K (File No. 001-36297), filed with the SEC on August 29, 2014, and incorporated by reference herein.
(6)	Filed as Exhibit 10.38 to the Registrant’s Current Report on Form 8-K (File No. 001-36297), filed with the SEC on August 29, 2014, and incorporated by reference herein.
(7)	Filed as Exhibit 10.39 to the Registrant’s Current Report on Form 8-K (File No. 001-36297), filed with the SEC on August 29, 2014, and incorporated by reference herein.

Item 9.	Undertakings.

1.   The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California on the 29th day of August 2014.

REVANCE THERAPEUTICS, INC.

By:	/s/ L. Daniel Browne
L. Daniel Browne
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints L. Daniel Browne and Lauren P. Silvernail, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ L. Daniel Browne L. Daniel Browne	President, Chief Executive Officer and Director (Principal Executive Officer)	August 29, 2014

/s/ Lauren P. Silvernail Lauren P. Silvernail	Executive Vice President, Corporate Development and Chief Financial Officer (Principal Financial and Accounting Officer)	August 29, 2014

/s/ Angus C. Russell	Director (Chairman)	August 29, 2014
Angus C. Russell

/s/ Robert Byrnes	Director	August 29, 2014
Robert Byrnes

/s/ Ronald W. Eastman	Director	August 29, 2014
Ronald W. Eastman

/s/ Phyllis Gardner	Director	August 29, 2014
Phyllis Gardner, M.D.

/s/ James Glasheen	Director	August 29, 2014
James Glasheen, Ph.D.

/s/ Mark Prygocki	Director	August 29, 2014
Mark A. Prygocki

/s/ Jonathan Tunnicliffe	Director	August 29, 2014
Jonathan Tunnicliffe

/s/ Ronald Wooten	Director	August 29, 2014
Ronald Wooten

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation

4.2(2)	Amended and Restated Bylaws

4.3(3)	Amended and Restated Investor Rights Agreement, effective as of February 5, 2014, among Revance Therapeutics, Inc. and certain of its stockholders

4.4(4)	Specimen Stock Certificate

5.1	Opinion of Cooley LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney. Reference is made to the signature page of this Registration Statement

99.1(5)	Revance Therapeutics, Inc. 2014 Inducement Plan

99.2(6)	Form of Stock Option Agreement and Grant Notice under Revance Therapeutics, Inc. 2014 Inducement Plan

99.2(7)	Form of Restricted Stock Agreement and Grant Notice under Revance Therapeutics, Inc. 2014 Inducement Plan

(1)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36297), filed with the SEC on February 11, 2014, and incorporated by reference herein.
(2)	Filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193154), filed with the SEC on December 31, 2013, and incorporated by reference herein.
(3)	Filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193154), filed with the SEC on January 27, 2014, and incorporated by reference herein.
(4)	Filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193154), filed with the SEC on February 3, 2014, and incorporated by reference herein.
(5)	Filed as Exhibit 10.37 to the Registrant’s Current Report on Form 8-K (File No. 001-36297), filed with the SEC on August 29, 2014, and incorporated by reference herein.
(6)	Filed as Exhibit 10.38 to the Registrant’s Current Report on Form 8-K (File No. 001-36297), filed with the SEC on August 29, 2014, and incorporated by reference herein.
(7)	Filed as Exhibit 10.39 to the Registrant’s Current Report on Form 8-K (File No. 001-36297), filed with the SEC on August 29, 2014, and incorporated by reference herein.